Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-181154), the Registration Statement on Form S-3 (No. 333-191504), the Registration Statement on Form S-8 (No. 333-181181) and the Registration Statement on Form S-8 (No. 333-141213) of Domtar Corporation of our report dated February 24, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Charlotte, North Carolina

February 24, 2014